SIXTH AMENDMENT TO THE
CUSTODY AGREEMENT

    THIS SIXTH AMENDMENT, dated as of the last date on the signature block, to the Custody Agreement dated as of September 9, 2020, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

    WHEREAS, the Trust and the Custodian (the “Parties”) have entered into the Agreement; and

    WHEREAS, the Parties desire to amend the Agreement to update the Appendix to add the Performance Trust Short Term Bond ETF (the “Fund”) to the Agreement and to add the corresponding fee schedule applicable to the Fund as Exhibit F to the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both Parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the Parties agree as follows:

1.The Appendix of the Agreement is hereby superseded and replaced in its entirety with the Amended Appendix attached hereto.
2.Exhibit F attached hereto is hereby added to the Agreement.

This Amendment will become effective upon the commencement of operations of the Fund. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANK NATIONAL ASSOCIATION

By: /s/ John P. Buckel	By: /s/ Gregory Farley
Name: John P. Buckel	Name: Greg Farley
Title: President	Title: Sr. Vice President
Date: 2/28/2024	Date: 2/28/2024

Amended Appendix

Name of Fund	Corresponding Exhibit #
Mairs & Power Minnesota Municipal Bond ETF Mairs & Power Growth Fund Mairs & Power Balanced Fund Mairs & Power Small Cap Fund	Exhibit A
CrossingBridge Pre-Merger SPAC ETF	Exhibit B
Convergence Long/Short Equity ETF	Exhibit C
ActivePassive U.S. Equity ETF ActivePassive International Equity ETF ActivePassive Core Bond ETF ActivePassive Intermediate Municipal Bond ETF	Exhibit D
Column Mid Cap Select Fund Column Mid Cap Fund Column Small Cap Fund Column Small Cap Select Fund	Exhibit E
Performance Trust Short Term Bond ETF	Exhibit F

EXHIBIT F to the Custody Agreement
Performance Trust Short Term Bond ETF
Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum where PT Asset Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund¹    Basis Points on Trust AUM¹
[ ] for Funds 1-5    [ ] on the first $ 1b
[ ] for Funds 6+     [ ] on the balance

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to 50% of [ ] [ ] admin/acct/ta + [ ] Custody + [ ] Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees²
■[ ] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■[ ] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■[ ] - Option/SWAPS/future contract written, exercised or expired
■[ ] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■[ ] - Physical security transaction
■[ ] - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■[ ] per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■Class Action Services - [ ] filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed [ ].
■No charge for the initial conversion free receipt.
■Overdrafts - Charged to the account at prime interest rate plus 2%, unless a line of credit is in place.
■Additional fees will apply - Third Party lending

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	\18.00	[ ]	Hong Kong	1.75	[ ]	Poland	\8.00	[ ]
Australia	\1.50	[ ]	Hungary	\18.00	[ ]	Portugal	\3.00	[ ]
Austria	\1.70	[ ]	Iceland	\15.00	[ ]	Qatar	\38.00	[ ]
Bahrain	\42.00	[ ]	India	\7.00	[ ]	Romania	\30.00	[ ]
Bangladesh	\18.00	[ ]	Indonesia	\6.00	[ ]	Russia	\12.00	[ ]
Belgium	\1.00	[ ]	Ireland	\1.00	[ ]	Saudi Arabia	\30.00	[ ]
Bermuda	\15.00	[ ]	Israel	\10.00	[ ]	Serbia	\60.00	[ ]
Botswana	\24.00	[ ]	Italy	\1.00	[ ]	Singapore	1.35	[ ]
Brazil	\7.00	[ ]	Japan	\1.00	[ ]	Slovakia	\20.00	[ ]
Bulgaria	\24.00	[ ]	Jordan	\40.00	[ ]	Slovenia	\20.00	[ ]
Canada	\1.20	[ ]	Kenya	\28.00	[ ]	South Africa	1.75	[ ]
Chile	\13.00	[ ]	Kuwait	\38.00	[ ]	South Korea	\3.00	[ ]
China Connect	\18.00	[ ]	Latvia	\15.00	[ ]	Spain	\1.00	[ ]
China (B Shares)	\10.00	[ ]	Lithuania	\15.00	[ ]	Sri Lanka	\11.00	[ ]
Colombia	\30.00	[ ]	Luxembourg	1.25	[ ]	Sweden	1.25	[ ]
Costa Rica	\15.00	[ ]	Malaysia	\3.00	[ ]	Switzerland	1.25	[ ]
Croatia	\18.00	[ ]	Malta	\20.00	[ ]	Tanzania	\45.00	[ ]
Cyprus	\4.00	[ ]	Mauritius	\28.00	[ ]	Taiwan	\8.00	[ ]
Czech Republic	\12.00	[ ]	Mexico	\2.50	[ ]	Thailand	\3.00	[ ]
Denmark	1.25	[ ]	Morocco	\28.00	[ ]	Tunisia	\38.00	[ ]
Egypt	\18.00	[ ]	Namibia	\30.00	[ ]	Turkey	\9.00	[ ]
Estonia	\6.00	[ ]	Netherlands	1.25	[ ]	UAE	\35.00	[ ]
Eswatini	\28.00	[ ]	New Zealand	\1.50	[ ]	Uganda	\40.00	[ ]
Euroclear (Eurobonds)	\1.00	[ ]	Nigeria	\28.00	[ ]	Ukraine	\30.00	[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	1.25	[ ]	United Kingdom	\1.00	[ ]
Finland	\1.50	[ ]	Oman	\42.00	[ ]	Uruguay	\45.00	[ ]
France	\1.00	[ ]	Pakistan	\24.00	[ ]	Vietnam	\20.00	[ ]
Germany	\1.00	[ ]	Panama	\65.00	[ ]	West African Economic Monetary Union (WAEMU)**	\38.00	[ ]
Ghana	\25.00	[ ]	Peru	\30.00	[ ]	Zambia	\28.00	[ ]
Greece	\4.00	[ ]	Philippines	\3.50	[ ]	Zimbabwe	\28.00	[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network. **Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee
[ ] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
■A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)
Global Custody Tax Services:
■[ ] per annum - Global Filing

■[ ] per annum - U.S. Domestic Filing (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, SWIFT reporting and message fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■The client may also may be charged certain expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Adviser’s signature below acknowledges approval of the fee schedule on this Exhibit F.

PT Asset Management, LLC
By: /s/ Annie Duffy
Printed Name and Title: Annie Duffy, CCO and General Counsel
Date: 2/23/2024